Exhibit 32.2

Written Statement of Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned, the Chief Financial Officer of American Financial Realty Trust (the “Company”), hereby certifies that, to his knowledge on the date hereof:

(a)	the Form 10-Q of the Company for the three and six months ended June 30, 2005 filed on the date hereof with the Securities and Exchange Commission fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ DAVID J. NETTINA
David J. Nettina
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

August 9, 2005